UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2016
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	1-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                      Regulation FD Disclosure.

On June 8, 2016, EMCORE Corporation (the “Company”) received approximately $2.6 million from Sumitomo Electronic Industries, Ltd. (“SEI”), representing the fees and arbitration costs, and interest thereon, awarded to the Company in April 2016 by the International Court of Arbitration tribunal, in connection with an arbitration in which the Company prevailed relating to certain disputes arising out of the Company’s sale of assets to SEI. The $2.6 million recovery will be recognized by the Company in the third quarter ending June 30, 2016 and is expected to favorably impact the Company’s consolidated net income by approximately $2.6 million for the third quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 8, 2016	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer